ATLAS ENERGY RESOURCES

LONG-TERM INCENTIVE PLAN

PHANTOM UNIT GRANT AGREEMENT

THIS PHANTOM UNIT GRANT AGREEMENT (this "Grant") is made of the ____ day of ____________, 200__ (the "Date of Grant") by and between Atlas Energy Resources, LLC, a Delaware limited liability company (the "Company"), and ______________ (the "Participant").

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

    Award. The Participant is hereby awarded _____ Phantom Units, as defined below, pursuant to the Atlas Energy Resources Long-Term Incentive Plan (the "Plan"). The Phantom Units granted hereunder [check the box that applies]
    include DERs, as defined below.
    do not include DERs.
    Vesting.

(a) Subject to such further limitations as are provided herein, the Phantom Units shall vest and become payable on and after the following dates, in cumulative fashion:

Date	Number or % of Phantom Units

(b) From and after the Date of Grant through the date on which the Phantom Units become fully vested pursuant to subparagraph (a) above, any unvested Phantom Units remain subject to forfeiture in accordance with the terms of Section 4. Such period shall be known herein as the "Restricted Period."

(c) In the event of a change in control, as defined in the Plan, the Phantom Units shall automatically vest and become payable in full.

(d) Upon a termination of the Participant's Employment, as defined below, by reason of Disability, as defined below, or death, all Phantom Units shall automatically vest and become payable in full.

(e) If the foregoing vesting schedule would produce fractional Units, as defined below, the number of Phantom Units shall be rounded down to the nearest whole Unit.

3. Description of Phantom Units and DERs.

(a) A "Phantom Unit" is a phantom (notional) unit granted under the Plan which, upon vesting, entitles the Participant to [check the box that applies]

    receive a common unit representing Class B limited liability company interests of the Company ("Unit"); or
    receive the fair market value, as defined below, of a Unit, in cash; or
    at the Participant's election, receive a Unit or the fair market value thereof in cash.

"Fair market value" means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, the closing sales price on the last date Units were traded). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Company.

(b) "DERs" are rights to receive an amount in cash equal to, and at the same time as, the cash distributions made by the Company with respect to a Unit during the period the Phantom Unit is outstanding.

(c) If the Participant is entitled to receive Units upon vesting of the Phantom Units, the Company shall deliver to the Participant a certificate or certificates for the Units then being awarded (out of theretofore unissued Units or reacquired Units, as the Company may elect). The obligation of the Company to deliver Units may be deferred for any period during which, in the good faith determination of the Company, the Company is not reasonably able to obtain or issue Units without violating the rules or regulations of any applicable law or securities exchange.

4. Forfeiture.

(a) Upon the termination of the Participant's Employment during the Restricted Period, the Phantom Units, to the extent not previously vested, shall immediately terminate and become null and void, except in a case where the termination of the Participant's Employment is by reason of death or an illness or injury that (i) lasts at least 6 months, (ii) is expected to be permanent, and (iii) renders the Participant unable to carry out his or her Employment duties (collectively, a "Disability"). "Employment" means employment by the Company, Atlas Energy Management, Inc., Atlas America, Inc. or any of their affiliates, as defined in the Plan, or by a consultant or joint venture partner who performs services for the Company or in furtherance of the Company's business.

(b) Notwithstanding any other provisions set forth herein or in the Plan, if the Participant shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any affiliate of the Company, (ii) breach any covenant not to compete, or employment contract, with the Company or any of its affiliates, or (iii) engage in conduct that would warrant the Participant's discharge from Employment for cause, any unvested Phantom Units shall immediately terminate and become null and void.

5. Transferability.

(a) Except as provided in (b) below, no Phantom Units and no rights under any such Phantom Units may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any affiliate thereof.

(b) Phantom Units may be transferred

(i) by will and the laws of descent and distribution and

(ii) without consideration to immediate family members or related family trusts of the Participant.

6. Acknowledgment by the Participant. By executing this Grant, the Participant hereby acknowledges that with respect to any right to payment from the Plan, the Participant is and shall be an unsecured general creditor of the Company without any preference as against other unsecured general creditors of the Company, and the Participant hereby covenants for himself, and anyone at any time claiming through or under the Participant, not to claim any such preference, and hereby disclaims and waives any such preference which may at any time be at issue, to the fullest extent permitted by applicable law.

7. Withholding. The Company or any affiliate is authorized to withhold from any payment due or transfer made under this Grant or from any compensation or other amount owing to the Participant, the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such award or other property) of any applicable taxes payable in respect of this Grant, the lapse of restrictions thereon, or any payment or transfer under this Grant or the Plan and to take such other action as may be necessary in the opinion of the Company or such affiliate to satisfy its withholding obligations for the payment of such taxes.

8. Terms and Conditions.

(a) This Grant is made pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and this Grant shall in all respects be interpreted in accordance with the Plan. By accepting this Grant, the Participant hereby agrees to be bound by the interpretations and determinations of the Company with respect to this Grant and the Plan.

(b) The Company intends, but shall not be obligated, to register for sale under the Securities Act of 1933 (the "Securities Act") the Units acquirable pursuant to the Plan, and to keep such registration effective throughout the period any awards thereunder are in effect. In the absence of such effective registration or an available exemption from registration under the Securities Act, delivery of Units acquirable pursuant to this Grant shall be delayed until registration of such Units is effective or an exemption from registration under the Securities Act is available. In the event exemption from registration under the Securities Act is available, the Participant (or the Participant's estate or personal representative in the event of the Participant's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws. No sale or disposition of Units acquired pursuant to this Grant by the Participant shall be made in the absence of an effective registration statement under the Securities Act with respect to such Units unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Securities Act or any other applicable securities laws is first obtained.

9. No Rights as Unitholder. The Participant shall not have the right to vote with respect to any Phantom Units or otherwise have any rights as a unitholder with respect thereto.

10. Employment Not Affected. This Grant shall not be construed as giving the Participant the right to continued Employment. Further, the Company or an affiliate may at any time dismiss the Participant from Employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or this Grant.

11. Amendments. The Company may waive any conditions or rights under and amend any terms of this Grant, provided no change shall materially reduce the benefit to the Participant without the consent of the Participant.

12. Governing Law. The validity, construction, and effect of this Grant shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Grant has been duly executed as of the Date of Grant.

Witness: ATLAS ENERGY RESOURCES, LLC

By:

Name:

Title:

I hereby accept this Grant, and I agree to be bound by the terms of the Plan and this Grant. I further agree that all of the decisions and interpretations of the Company with respect thereto shall be final and binding.

Participant :